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                                                                    EXHIBIT 23.5

                               AUDITORS' CONSENT

    We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Registration Statement on Form S-3 of U.S. Office Products Company of our report dated March 1, 1996, with respect to the financial statements of Radar Holdings Corporation and Subsidiaries, which appears in the Current Report on Form 8-K dated March 7, 1996 of the U.S. Office Products Company.

                                          /s/ Lattimore, Black, Morgan & Cain,
                                              P.C.

Brentwood, TN